UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2006

US BIODEFENSE, INC.
(Exact name of Registrant as specified in charter)

Utah	000-31431	33-0052057
(State of Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

375 South 6th Avenue
City of Industry, California		91746
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(626) 961-0562

13674 E. Valley Blvd.
City of Industry, California 91746
(Former Name or Former Address, if Changed Since Last Report)

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

              On August 7, 2006, the Registrant entered into a Stock Purchase Agreement (“Agreement”) with Charles
Wright and Emergency Disaster Systems, Inc., a California corporation (“EDS”), pursuant to which the Registrant acquired 1,000 shares of common stock of EDS (the “Shares”), which represents all of the issued and outstanding common stock of EDS, from Mr. Wright. Under the terms of the Agreement, the Registrant agreed to purchase the
Shares for an aggregate of $25,000, paid in cash upon execution of the Agreement from the Registrant’s corporate checking account. As a result of the purchase of all of the issued and outstanding common stock of EDS, EDS will become a wholly-owned subsidiary of the Registrant.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

              On August 7, 2006, the Registrant entered into a Stock Purchase Agreement with Equity Solutions, Inc., a
California corporation (“Equity Solutions”), whereby the Registrant sold an aggregate of 2,000,000 shares of restricted common stock to Equity Solutions at a price per share of $0.10, for total cash proceeds of $200,000.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number	Name and/or Identification of Exhibit

2.1	Stock Purchase Agreement

10.1	Stock Purchase Agreement with Equity Solutions, Inc.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US BIODEFENSE, INC.
(Registrant)

Signature	Title	Date

	President and CEO	August 11, 2006
David Chin

	Secretary	August 11, 2006
David Chin

	Principal Financial Officer	August 11, 2006
David Chin